Exhibit 11

                   DETECTION SYSTEMS, INC. AND SUBSIDIARIES

               Consolidated Computation of Earnings Per Common
                         And Common Equivalent Share


For the Three Months Ended:                                 September 30, 1997
                                                                --------------

Net Income                                                            $672,122

Weighted average number of shares                                    4,831,166
Common Stock equivalent due to assumed exercise
  of stock options and warrants and deferred
  compensation plan shares                                             604,520


Earnings per share
   Basic                                                                 $0.14
   Diluted                                                               $0.12


For the Six Months Ended:                                   September 30, 1997
                                                            ------------------

Net Income                                                          $1,805,346
 Plus:  amortization of redeemable stock                                11,984
                                                                     ---------
Adjusted net income applicable to common stock                       1,817,330
                                                                     =========

Weighted average number of shares                                    4,723,909
Common Stock equivalent due to assumed exercise
  of stock options and warrants and deferred
  compensation plan shares                                             581,804
                                                                     ---------
Earnings per share
   Basic                                                                 $0.38
                                                                          ====
   Diluted                                                               $0.34
                                                                          ====